UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2013 (July 15, 2013)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Purchase Agreements

On July 15, 2013, Memorial Production Partners LP (the “Partnership”) issued a press release announcing that the Partnership, through Memorial Production Operating LLC (“Operating”), its wholly-owned subsidiary, entered into several definitive purchase and sale agreements (collectively, the “Purchase Agreements”) with operating subsidiaries of Memorial Resource Development LLC (“Memorial Resource”) and certain affiliates of Natural Gas Partners (“NGP”) to acquire, through equity and asset transactions, oil and natural gas properties primarily in the Permian Basin, East Texas and the Rockies for an aggregate purchase price of approximately $606 million, subject to customary purchase price adjustments (collectively, the “Acquisitions”). The effective date of the Acquisitions is July 1, 2013. Operating has the ability to finance the Acquisitions with borrowings under its revolving credit facility. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Purchase Agreements contain representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature and that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Purchase Agreements should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise. The transactions contemplated by the Purchase Agreements, which are conditioned on each other, are expected to close in October 2013.

The foregoing summary of the Purchase Agreements does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreements filed as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 hereto and incorporated herein by reference.

Relationships

Certain funds of NGP, including two of the three NGP funds that controls Memorial Resource (collectively, the “Funds”), which controls the General Partner (defined below), controls Boaz Energy Partners, LLC, Crown Energy Partners Holding, LLC, Propel Energy, LLC and Stanolind Oil and Gas LP, which own certain of the oil and natural gas properties in Texas, New Mexico, Wyoming and Colorado being acquired in the Acquisitions. Memorial Resource controls Tanos Energy, LLC, which owns certain of the oil and natural gas properties in Texas and Alabama being acquired in the Acquisitions. Memorial Resource also controls (i) Black Diamond Minerals, LLC, which owns the outstanding equity interests in Prospect Energy, LLC, which owns certain of the oil and natural gas properties in Colorado being acquired in the Acquisitions, and (ii) MRD Operating LLC, which owns certain of the oil and natural gas properties in Texas being acquired in the Acquisitions. Because the Acquisitions are related party transactions, the conflicts committee of the board of directors of the General Partner reviewed the Acquisitions and the terms of the related transactions and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and granted “special approval” with respect to the Purchase Agreements and the Acquisitions pursuant to the Partnership’s limited partnership agreement. Based upon that approval, and upon the recommendation of the conflicts committee, the board of directors of the General Partner approved the Acquisitions.

Memorial Resource owns all of the voting interests in Memorial Production Partners GP LLC, the general partner of the Partnership (the “General Partner”), and the Funds own non-voting membership interests in the General Partner that entitle them collectively to 50% of all cash distributions and common units received by the General Partner in respect of the Partnership’s incentive distribution rights. Memorial Resource also owns 7,061,294 common units and 5,360,912 subordinated units representing limited partner interests in the Partnership representing an approximate aggregate 28% limited partner interest in the Partnership, based on the number of common units outstanding as of July 12, 2013. The General Partner owns a 0.1% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights, which entitle the General Partner to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase. In addition, all of the executive officers of the General Partner hold similar positions with Memorial Resource, and many of the directors of the General Partner own economic interests, investments and other economic incentives in affiliates of Memorial Resource. All of the General Partner’s non-independent directors also have indirect economic interests in the Funds that entitle them to a portion of the profits generated by the Funds in excess of certain return thresholds.

Item 7.01.     Regulation FD Disclosure.

On July 15, 2013, the Partnership issued a press release announcing, among other things, the Acquisitions and updates to the Partnership’s 2013 guidance and hedge portfolio. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Partnership has posted on its website, as of July 15, 2013, an update to its hedging overview presentation. The updated hedging presentation includes hedging transactions with regards to the years 2013 through 2019. The presentation entitled “Commodity and Interest Rate Hedging Overview,” dated July 15, 2013, may be accessed by going to www.memorialpp.com, selecting Investor Relations, then selecting Events and Presentations. The information in Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Partnership’s other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could cause actual results to differ. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of July 15, 2013, between Boaz Energy Partners, LLC and Memorial Production Operating LLC

2.2*	Purchase and Sale Agreement, dated as of July 15, 2013, between Crown Energy Partners Holdings, LLC and Memorial Production Operating LLC

2.3*	Purchase and Sale Agreement, dated as of July 15, 2013, between Propel Energy, LLC and Memorial Production Operating LLC

2.4*	Purchase and Sale Agreement, dated as of July 15, 2013, between Stanolind Oil and Gas LP and Memorial Production Operating LLC

2.5*	Purchase and Sale Agreement, dated as of July 15, 2013, between Memorial Resource Development LLC and Memorial Production Operating LLC

99.1	Press release dated July 15, 2013

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: July 16, 2013	By:	/s/ Kyle N. Roane
Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of July 15, 2013, between Boaz Energy Partners, LLC and Memorial Production Operating LLC

2.2*	Purchase and Sale Agreement, dated as of July 15, 2013, between Crown Energy Partners Holdings, LLC and Memorial Production Operating LLC

2.3*	Purchase and Sale Agreement, dated as of July 15, 2013, between Propel Energy, LLC and Memorial Production Operating LLC

2.4*	Purchase and Sale Agreement, dated as of July 15, 2013, between Stanolind Oil and Gas LP and Memorial Production Operating LLC

2.5*	Purchase and Sale Agreement, dated as of July 15, 2013, between Memorial Resource Development LLC and Memorial Production Operating LLC

99.1	Press release dated July 15, 2013

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.